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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              September 15, 1997
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                               Bikers Dream, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


          California                      0-15501                33-0140149
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(State or Other Jurisdiction           (Commission             (IRS Employer
        of Incorporation)              File Number)          Identification No.)


     1420 Village Way, Santa Ana, California                       92705
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      (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (714) 835-8464


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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         1. As of September 15, 1997, certain holders of an aggregate of $1,330,000 principal amount of 2% notes, an aggregate of $2,710,000 principal amount of 9.75% notes and an aggregate of $2,210,000 principal amount of 12% notes (the "Notes") of Bikers Dream, Inc. (the "Company") converted such Notes, including accrued interest, into 6,391,040 shares of the Company's Series B convertible preferred stock. Holders of shares of Series B preferred stock are entitled to vote the number of shares of common stock issuable upon conversion of the series B preferred stock at the time the shares are voted, and shall be entitled to vote with the common stock except where otherwise required. The Company has authorized the issuance of up to 8,000,000 shares of such Series B preferred stock, no par value per share. Shares of Series B preferred stock may be redeemed by the corporation at the option of the Company's board of directors at a redemption price of $1.125 per share, plus all accumulated and unpaid dividends, commencing one year after the date of issuance. Dividends accrue on each share of Series B preferred stock at the annual rate of $0.975 per share, commencing fifteen months after the date of issueance.

            The shares of Series B preferred stock are convertible at the option of the holder at any time after the first anniversary of issuance and will be automatically converted by the company in the event that the closing price of the common stock has equaled or exceeded $3.00 for any period of ten consecutive trading days following January 1, 1998. The number of shares of common stock to be issued on conversion of a share of Series B preferred stock shall be determined by dividing $1.00 by the conversion price in effect at the time of conversion. The conversion price initially shall be $1.00, subject to adjustment in the event that the corporation issue, sell, or distribute any shares of Series B preferred stock for a consideration per share less than (a) $1.00 or (b) the last reported sale price per share of the common stock in effect immediately prior to the time of such issue or sale, or for no consideration, then, forthwith upon such issue or sale, the conversion price shall be reduced to the lower of the prices calculated by:

                           (i) dividing (1) an amount equal to the sum of (a)
the number of shares of Series B preferred stock outstanding immediately prior to such issue or sale multiplied by the then existing conversion price, plus (b) the aggregate consideration, if any, received by the corporation upon such issue or sale, by (z) the total number of shares outstanding immediately after such issue or sale; or

                           (ii) multiplying the then existing conversion price
by a fraction, the numerator of which is the sum of (1) the number of shares of Series B preferred stock outstanding immediately prior to such issue or sale multiplied by the closing price immediately prior to such issue or sale plus (y) the cash consideration received by the corporation upon such issue or sale, and the denominator of which is the total number of shares outstanding immediately after such issue or sale times the Closing Price immediately prior to such issue or sale.

            The Series B preferred stock carries a preference in liquidation of $1.00 per share over the common stock.

            A balance sheet as of August 31, 1997 reflecting the conversion of the Notes to Series B preferred stock, as described above, is attached as
Exhibit 99.1 hereto.

         2. On September 10, 1997 the Company announced the appointment of Herm Rosenman as president and chief executive officer. Rosenman was also appointed to the Company's board of directors. Rosenman replaces Donald Duffy as CEO, but Duffy will remain chairman of the board. A press release announcing his appointment is attached as Exhibit 99.2 hereto.

ITEM 6.  EXHIBITS.

         99.1     Press Release dated September 10, 1997.

         99.2     Balance Sheet dated as at August 31, 1997.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 26, 1997                       BIKERS DREAM, INC.



                                       By:         /s/ Anne Todd
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                                          Anne Todd, Secretary, Controller,
                                          Chief Financial Officer and Principal
                                          Accounting Officer Bikers Dream, Inc.


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